QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2005

The SCO Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-29911	87-0662823
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

355 South 520 West
Lindon, Utah 84042
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (801) 765-4999

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

        On June 1, 2005, The SCO Group, Inc. ("SCO" or the "Company") issued a press release announcing financial results for its second quarter ended April 30, 2005. A copy of the press release is furnished as Exhibit 99.1 to this report, which press release is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

AutoZone, Inc. Litigation

        On or about March 2, 2004, the Company brought suit against AutoZone, Inc. ("AutoZone") for its alleged violations of the Company's UNIX copyrights through its use of Linux. The lawsuit alleges copyright infringement by AutoZone by, among other things, running versions of the Linux operating system that contain proprietary material from UNIX System V. The lawsuit, filed in United States District Court in Nevada, requests injunctive relief against AutoZone's further use or copying of any part of the Company's copyrighted materials and also requests damages as a result of AutoZone's infringement in an amount to be proven at trial. In response to AutoZone's motion to transfer the case to Tennessee or stay the case, the federal court in Nevada granted AutoZone's motion to stay the case, with 90-day status reports to the court, and denied without prejudice AutoZone's motion to transfer the case to Tennessee. The federal court allowed the parties to take limited expedited discovery relating to the issue of preliminary injunctive relief.

        The Company has concluded the initial discovery allowed by the court and filed its report with the court on May 27, 2005. Contrary to AutoZone's own statements to the court, the Company found through discovery, including depositions and other admissions of AutoZone, many instances of copying of programs containing SCO OpenServer code. AutoZone has represented that it has now removed all of the SCO code and proprietary information it copied or used in its migration to Red Hat Linux. Because AutoZone represents it has removed or otherwise is not using SCO code and proprietary information, the Company currently does not intend to move for a preliminary injunction. AutoZone does not admit that it violated the Company's rights or caused the Company damage in that migration process, which are still points of dispute between the parties. Given the stay issued by the court in the case, the Company reserves the right to pursue infringement and damages in the future based on these issues and other issues stayed by the Court.

Item 9.01. Financial Statements and Exhibits.

(c)
Exhibits. The following items are filed as exhibits to this report:

99.1
Press Release dated June 1, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 1, 2005

THE SCO GROUP, INC.
By:	/s/ BERT YOUNG
Name:	Bert Young
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 1, 2005.

QuickLinks

  Item 2.02. Results of Operations and Financial Condition.
  Item 7.01. Regulation FD Disclosure
  Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX